Exhibit 23.4

Consent Of Independent Registered Public Accounting Firm

We consent to the use in this Form S-1 of our report dated May 7, 2007, on the financial statements of Cyalume Technologies Holdings, Inc. (formerly Vector Intersect Security Acquisition Corp.) (a corporation in the development stage) as of December 31, 2006 and for the year then ended and to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
March 6, 2009